Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Criteo S.A.
Paris, France
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2016, relating to the financial statements of Criteo S.A. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

/S/ DELOITTE & ASSOCIES
Represented by Anthony Maarek
Neuilly-sur-Seine, France
July 28, 2016